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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
fka, The First National Bank of Chicago     fka,  Bankers Trust Company
One Bank One Plaza, Suite 0126              280 Park Avenue 9th Floor
Chicago, IL 60670                           New York, NY 10017
Attn: Corporate Trust Administration        Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                       Structured Finance
Fax:   (312) 407-1708                       Phone: (212) 454-4298
                                            Fax:   (212) 454-2331

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999A, EFS as Servicer and The First National Bank of Chicago (nka, Bank One, National Association), as Eligible Lender Trustee, dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of EFS as Servicer from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, EFS as Servicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that EFS has disclosed to the Administrator and to the Trust's certified public accountants all significant deficiencies relating to EFS's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.


                                              EFS Services, Inc., Servicer


Date: March 18, 2003                          By:   /S/ CHERYL E WATSON
                                                ------------------------------
                                              Name: Cheryl Watson
                                              Title: President